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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                      DATE OF REPORT:  SEPTEMBER 11, 1997


                                UTI ENERGY CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                          001-12542                            23-2037823
(STATE OR OTHER JURISDICTION        (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION)
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       16800 GREENSPOINT PARK, SUITE 225N
                 HOUSTON, TEXAS                                        77060
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 873-4111



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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

         On September 11, 1997, UTI Energy Corp., a Delaware corporation (the
"Company"), effected the acquisition of J.S.M. & Associates, Inc., a Texas corporation ("JSM"), through a merger (the "Merger") of J Acquisition Corp., a wholly owned Texas subsidiary of the Company ("Sub"), with and into JSM. The
Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger
Agreement"), dated September 11, 1997, between the Company, Sub, JSM, Jim A.
James and James F. Silhan (together with Mr. James, the "Shareholders"). The
Company acquired JSM for 618,748 shares (including 61,874 shares to be issued following a contractual post-closing adjustment period) of the Company's Common
Stock, $.001 par value (the "Common Stock"), and $2.6 million in cash, subject to adjustment. The Purchase Price was determined through arms-length negotiations between the parties. The number of shares of Common Stock issuable in the transaction was determined by dividing $13.4 million by $21.66, the average closing sales price of the Common Stock over a 30 day trading period prior to the transaction less $.75 per share (the "Agreed Stock Price"). JSM's assets included seven drilling rigs, an office and warehouse in Odessa, Texas and approximately $950,000 in net working capital. The Company intends to continue to operate the business of JSM and integrate JSM's operations with the Company's existing contract drilling operations. Messrs. Jones and Silhan will also continue with JSM as operating managers of JSM.

         The cash portion of the Purchase Price was funded with $2.6 million in borrowings under the Company's existing line of credit (the "Line of Credit") with Mellon Bank, N.A. ("Mellon"). The borrowings under the Line of Credit bear interest at the bank's prime rate and are secured by a pledge of certain of the Company's rigs, accounts receivable and inventory.

         Under the terms of the Merger Agreement, the Company granted to Messrs.
James and Silhan the right to cause the Company to purchase one-half of the shares of Common Stock issued to them in the transaction at the Agreed Stock
Price (the "Sale Right"). The Sale Right may only be exercised for a period of 30 days beginning December 10, 1997. The Company also granted to Messrs. James and Silhan demand and piggyback registration rights exercisable beginning
December 10, 1997. The demand registration rights may not be exercised if Messrs. James and Silhan exercise their Sale Right.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial statements of business acquired.

                 None required.





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         (b)     Pro forma financial information.

                 None required.

         (c)     Exhibits.

         2.1     Agreement and Plan of Merger dated September 11, 1997 (the
                 "Merger Agreement"), between UTI Energy Corp., J Acquisition
                 Corp., J.S.M. & Associates, Inc., Jim A. James and James F.
                 Silhan. Pursuant to Item 601(b)(2) of Regulation S-K, schedules and similar attachments to the Merger Agreement have not been filed with this exhibit. The Disclosure Schedule contains information relating to the representations and warranties contained in Article IV of the Merger Agreement.
                 The Company agrees to furnish supplementally any omitted schedule to the Securities and Exchange Commission upon request.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UTI ENERGY CORP.




Dated: September 15, 1997                     /s/ P. BLAKE DUPUIS
                                    -------------------------------------------
                                                  P. Blake Dupuis
                                           Vice President, Treasurer and
                                              Chief Financial Officer








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                                 EXHIBIT INDEX

         2.1     Agreement and Plan of Merger dated September 11, 1997 (the
                 "Merger Agreement"), between UTI Energy Corp., J Acquisition
                 Corp., J.S.M. & Associates, Inc., Jim A. James and James F.
                 Silhan. Pursuant to Item 601(b)(2) of Regulation S-K, schedules and similar attachments to the Merger Agreement have not been filed with this exhibit. The Disclosure Schedule contains information relating to the representations and warranties contained in Article IV of the Merger Agreement.
                 The Company agrees to furnish supplementally any omitted schedule to the Securities and Exchange Commission upon request.





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